FINANCIAL INDUSTRY REGULATORY AUTHORITY
OFFICE OF HEARING OFFICERS

In the Matter of the Securities of VIBE RECORDS, INC.	Eligibility Proceeding No. OTC110001 ISS Docket No. 5876 Hearing Officer – SNB

ORDER TERMINATING PROCEEDING

On February 1, 2011, Vibe Records, Inc., (the "Issuer") timely requested a hearing concerning the Staff's December 31, 2010, Delinquency Notification regarding the Issuer's failure to timely file its Form 10-K for the year ended September 30, 2010. The Hearing Officer issued an Order scheduling the hearing in this matter for February 18, 2010, at 3:30 p.m. eastern standard time. The Issuer failed to attend the hearing. Accordingly, the Issuer's hearing request is deemed abandoned, and this proceeding is hereby terminated. Pursuant to Rule 6530, the OTCBB Delinquency Notification is deemed to be final FINRA action, and the Issuer's securities shall promptly be removed from the OTCBB.

SO ORDERED.

Sara Nelson Bloom
Hearing Officer

Date: February 22, 2011
Copies to: Timothy Olphie (*via electronic mail*)
FINRA Operations (*via electronic mail*)